UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Avenue, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, Eagle Bancorp, Inc. (the “Company”) and Ronald D. Paul, President, Chief Executive Officer and Chairman of the Company, entered into a First Amendment (the “Amendment”) to the Amended and Restated Employment Agreement, effective as of January 1, 2014, between the Company and Mr. Paul (the Agreement).

The Amendment provides for certain payments, described below, to Mr. Paul if (i) his employment is terminated without cause within 120 days before a change in control (as defined), (ii) if within 12 months after a change in control his title, duties and or position have been materially reduced such that he is not in a comparable position (with materially comparable compensation, benefits and responsibilities and has his office located within Montgomery County, Maryland; the District of Columbia; Arlington or Fairfax Counties, Virginia; the City of Alexandria, Virginia; and any jurisdiction therein (the “Area”) to the position he held immediately prior to the Change in Control, and within 30 days after notification of such reduction Paul notifies the Bank that Paul is terminating his employment due to such change in Paul’s employment unless such change is cured within 30 days of such notice by providing Paul with a comparable position. The Amendment provides that the only position that is comparable to Mr. Paul’s current position is that of Chairman and of Chief Executive Officer of both the publicly traded holding company and Chairman and Chief Executive Officer of each bank associated with such holding company, and with Paul’s office within the Area; or (iii) the voluntary termination of employment within the 30 day period following 12 months after a change in control.  Upon any such termination Mr. Paul would be entitled to receive a lump sum payment equal to 1.99 times the sum of (i) his base compensation as then in effect; (ii) the value of all equity compensation granted to him for the 12 full calendar months immediately preceding the date of termination; and (iii) all cash bonuses (incentive and discretionary) paid to him during the 12 full calendar months immediately preceding the date of termination. Additionally, all restricted stock awarded to Paul under the Company’s 1998 Stock Option Plan or 2006 Stock Plan would immediately vest. Awards under the Company’s 2016 Stock Plan, or any subsequent equity compensation plan, shall vest upon such events to the extent provided in such plan and the applicable award agreement. Mr. Paul would also be entitled to receive the benefits provided to him under the Agreement for three years following a change in control termination.

Except as modified by the Amendment, all of the provisions of the Agreement remain in full force and effect.

The foregoing description of the terms of the Amendment and the Agreement does not represent a complete description of all provisions of such agreements.  A copy of the Amendment is included as Exhibit 10.1 to this Form 8-K

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Employment Agreement between the Company and Ronald D. Paul

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive
Officer

Dated: March 25, 2016